UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2018
(Date of Report - Date of Earliest Event Reported)
FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10960 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 12, 2018, FirstCash, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 45,415,242 issued and outstanding shares of common stock entitled to vote at the meeting, 43,291,154 of the shares voted in person or by proxy, representing 95.32% of the total eligible voting shares.

The following three proposals were submitted to a vote of the Company's stockholders at the Annual Meeting and the final voting results for each proposal are set forth below.

1.	The stockholders elected the two director nominees for a term of three years. The voting results are as follows:
		For	Withheld	Broker Non-Votes
	Rick L. Wessel	40,581,521	737,892	1,971,741

	James H. Graves	39,988,596	1,330,817	1,971,741

The other directors with remaining terms are Mr. Daniel R. Feehan and Amb. Jorge Montaño, who will continue to serve until the 2019 Annual Meeting of Stockholders, and Messrs. Daniel E. Berce, Mikel D. Faulkner and Randel G. Owen, who will continue to serve until the 2020 Annual Meeting of Stockholders.

2.	The stockholders ratified the selection of RSM LLP as independent registered public accountant firm of the Company for the year ended December 31, 2018. The voting results are as follows:
	For	Against	Abstain
	43,269,065	5,306	16,783

3.	The stockholders approved, on an advisory basis, the compensation of the Company's named executive officers. The voting results are as follows:
	For	Against	Abstain	Broker Non-Votes
	39,504,538	1,774,013	40,862	1,971,741

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 13, 2018	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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